United States
Securities and Exchange Commission
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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SUPPLEMENT TO THE PROXY STATEMENT
FOR THE 2017 ANNUAL MEETING OF SHAREHOLDERS
OF 1st SOURCE CORPORATION
TO BE HELD ON APRIL 20, 2017

The following information supplements and amends the definitive proxy statement (the “Proxy Statement”) of 1st Source Corporation (“we”, “our”, “us”, or the “Company”) furnished to our shareholders in connection with the solicitation of proxies by the Board of Directors (the “Board”) for the 2017 Annual Meeting of Shareholders (the “2017 Annual Meeting”). Capitalized terms used in this supplement to the Proxy Statement (the “Supplement”) and not otherwise defined in this Supplement have the meaning given to them in the Proxy Statement. This Supplement is being filed with the Securities and Exchange Commission (the “Commission”) and may be sent to shareholders commencing on March 27, 2017.

THE PROXY STATEMENT CONTAINS IMPORTANT ADDITIONAL INFORMATION AND THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

Supplemental Disclosure Concerning Proposal 1 – Election of Directors

The Proxy discloses that Mr. Martin’s board meeting attendance rate in 2016 was below 75%. Several proxy advisory services are recommending a WITHHOLD vote because a valid excuse for his absences was not disclosed.

Mr. Martin’s absences were excused for a valid reason. They were due to a family medical issue and an otherwise private matter. Mr. Martin has a strong attendance record and a long history of active leadership during his 21 years as a member of the Board, including serving as a member of each of the executive committees of the Board, chairing each of the committees at various times and serving as the Lead Director for two terms. The Board reaffirms its recommendation and strongly urges shareholders to vote FOR the re-election of Mr. Martin.

We appreciate your time and consideration on this matter and ask for your support of the Board’s recommendation.

March 27, 2017